Exhibit 10.1

HERITAGE FINANCIAL CORPORATION
DEFERRED COMPENSATION PLAN
PARTICIPATION AGREEMENT - ADDENDUM
This Participation Agreement Addendum (“Addendum”) is hereby entered into by and between HERITAGE FINANCIAL CORPORATION (the “Company”) and DAVID A. SPURLING, an employee of the Company (the “Participant,” and together with the Company, the “Parties”).
RECITALS

A.	The Company has adopted the Heritage Financial Corporation Deferred Compensation Plan, effective July 1, 2012, as amended and restated August 29, 2012 (the “Plan”);

B.	The Parties entered into a Participation Agreement, dated January 2, 2012 (the “Participation Agreement”);

C.	The Committee has determined that the Participation Agreement should be extended to provide additional benefits to the Participant for the 2016 calendar year; and

D.
This Addendum is attached to and made a part of the Participation Agreement, incorporates all defined terms therein unless otherwise defined herein, and in the event of any conflict between the terms contained in this Addendum and the terms contained in the Participation Agreement, the terms contained in this Addendum shall supersede and control the obligations and liabilities of the Parties.

AGREEMENT
In consideration of the foregoing and the mutual promises and covenants of the parties hereto set forth in this Addendum, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby expressly covenant and agree as follows:
Section 1.Company Contributions. The Company shall continue to make a Company Contribution for the Plan Year 2016, on the same terms and conditions set forth in the Participant Agreement, with the performance metrics and targets in connection with such Company Contributions for 2016 to be established in the sole discretion of the Committee, following consultation with the Chief Executive Officer of the Company.
Section 2.Entire Agreement. This Addendum, in addition to the Participation Agreement and the Plan, constitutes the entire agreement between the Parties concerning the subject matter hereof, and supersedes all prior negotiations, undertakings, agreements, and arrangements with respect thereto, whether written or oral.

In witness whereof, the Company and the Participant have duly executed this Addendum as of the date set forth below.
HERITAGE FINANCIAL CORPORATION
By: /s/ Brian L. Vance
Its: CEO
PARTICIPANT
/s/ David A. spurling
David A. Spurling
Date: 12-21-15